UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

BIG 5 SPORTING GOODS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard,
El Segundo California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (310) 536-0611

N/A
(Former name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 5.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3
Exhibit 99.4

Item 1.01. Entry into a Material Definitive Agreement.

     On December 15, 2004, Big 5 Corp. (“Big 5 Corp.”), a wholly-owned subsidiary of Big 5 Sporting Goods Corporation (the “Company”), and Big 5 Services Corp., a wholly-owned subsidiary of Big 5 Corp. (“Big 5 Services” and, together with Big 5 Corp., the “Borrowers”), entered into, and consummated the closing of, a Second Amended and Restated Financing Agreement (the “Amended Credit Facility”) dated as of December 15, 2004 with The CIT Group/Business Credit, Inc. (as Agent and as Lender) and the other Lenders named therein. The Amended Credit Facility increased the aggregate amount of available loans to the Borrowers from $140 million to $160 million . The Amended Credit Facility provides for a new $20 million term loan facility (the “Term Loan Facility”) and a $140 million revolving credit facility (the “Revolving Credit Facility”).

     Upon the closing of the Amended Credit Facility, Big 5 Corp. borrowed $20.0 million under the Term Loan Facility. Big 5 Corp. will use these proceeds, together with drawings under the Revolving Credit Facility, to redeem all of its remaining 10.875% senior notes due 2007 on December 22, 2004.

     The Term Loan Facility bears interest at LIBOR plus 3.00% or the JP Morgan Chase Bank prime lending rate plus 1.00% when the term loan balance is $10,000,000 or less, and LIBOR plus 3.50% or the JP Morgan Chase Bank prime lending rate plus 1.50% when the term loan balance is greater than $10,000,000.

     The Term Loan Facility is repayable as follows: $6,666,667 in principal amount of the Term Loan Facility will be due and payable on each of the first and second anniversary dates of the Amended Credit Facility, and the remaining balance will be due and payable on the third anniversary date of the Amended Credit Facility. The Borrowers may prepay the Term Loan Facility at any time without penalty; provided, however, that the Term Loan Facility may be prepaid only in whole or in $5.0 million increments of principal thereof and only so long as the Borrowers have at least $25.0 million in availability under the Revolving Credit Facility after giving effect to any such prepayments during the months of February through September of any year or $35.0 million after giving effect to any such prepayments during the months of October through January of any year. Each prepayment of the Term Loan facility will be applied to the then last maturing installment of principal under the Term Loan Facility. In addition, the Term Loan Facility will become due and payable in full upon the termination of the Amended Credit Facility or the Revolving Credit Facility.

     From the date of the Amended Credit Facility through June 30, 2005, the Revolving Credit Facility bears interest at LIBOR plus 1.25% or the JP Morgan Chase Bank prime lending rate. From July 1, 2005 and thereafter, the Revolving Credit Facility bears interest at various rates based on the Borrowers’ performance and the average balance of revolving loans and undrawn letters of credit, with a floor of LIBOR plus 1.25% or the JP Morgan Chase Bank prime lending rate and a ceiling of LIBOR plus 2.00% or the JP Morgan Chase Bank prime lending rate plus 0.50%. An annual fee of 0.325%, payable monthly, is assessed on the unused portion of the Revolving Credit Facility. The Borrowers’ maximum eligible borrowing available under the Revolving Credit Facility is limited to the lesser of 75% of the aggregate value of eligible inventory or 88% of the liquidation value of such inventory during October through December and the lesser of 70% of the aggregate value of eligible inventory or 85% of the liquidation value of such inventory during the remaining months of the year.

     The Amended Credit Facility contains covenants that limit the ability of the Borrowers to, among other things: (i) incur liens; (ii) incur additional indebtedness; (iii) transfer or dispose of assets; (iv) merge, consolidate or alter their line of business; (v) guarantee obligations; (vi) in the case of Big 5 Corp., declare or pay dividends in excess of certain permitted amounts or make other distributions or repurchase its stock; and (vii) make advances, loans or investments.

     The Amended Credit Facility contains customary events of default, including, without limitation, failure to pay when due amounts in respect of the Term Loan Facility; failure to pay any other amounts under the Amended Credit Facility for 10 days after becoming due; failure to comply with certain agreements or covenants contained in the Amended Credit Facility for a period of 15 days after Agent’s discovery of such non-compliance; acceleration of more than $3.0 million of certain other indebtedness; and certain bankruptcy events.

     Both the Term Loan Facility and the Revolving Credit Facility are secured by a general lien and security interest in substantially all of the assets of the Borrowers, including accounts receivable, documents, equipment, general intangibles and inventory. Any proceeds of the collateral will be applied first to amounts outstanding under the Revolving Credit Facility and then to amounts outstanding under the Term Loan Facility. The Company has guaranteed the obligations of the Borrowers under the Amended Credit Facility.

     The Amended Credit Facility may be terminated by the lenders by giving at least 90 days prior written notice before any anniversary date, commencing with its anniversary date on March 20, 2008. The Borrowers may terminate the Amended Credit Facility by giving at least 30 days prior written notice, provided that if the Borrowers terminate the Amended Credit Facility prior to March 20, 2008, they must pay, depending on the date of such termination, an early termination fee between 0.25% and 0.75% of the amount of the Revolving Credit Facility. Unless it is terminated, the Amended Credit Facility will continue on an annual basis from anniversary date to anniversary date beginning on March 21, 2008.

     The terms of the Amended Credit Facility were established in an arms-length negotiation in which The CIT Group/Business Credit, Inc. acted as agent for the various lenders. There are no material relationships between the Agent and the other lenders under the Amended Credit Facility and the Company or the Borrowers, other than that the Agent served as agent and as a lender, and the lenders under the Amended Credit Facility were lenders, under the Borrowers’ prior credit facility. The Agent will receive customary fees in connection with its services as agent under the Amended Credit Facility. The outstanding amount of indebtedness under the Borrowers’ prior revolving credit facility, which was approximately $100.0 million as of December 15, 2004, was unchanged as a result of the Borrowers’ entering into the Amended Credit Facility.

     The above description of the Amended Credit Facility does not purport to be a complete statement of the parties’ rights and obligations under the Amended Credit Facility and is qualified in its entirety by reference to the Amended Credit Facility, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 5.01. Other Events.

     On December 17, 2004, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Second Amended and Restated Financing Agreement, dated as of December 15, 2004, among The CIT Group/Business Credit, Inc., as Agent and as Lender, the Lenders named therein, and Big 5 Corp. and Big 5 Services Corp.

Exhibit 99.2	Modification and Reaffirmation of Guaranty dated as of December 15, 2004 by and between Big 5 Sporting Goods Corporation, a Delaware corporation, and The CIT Group/Business Credit, Inc., a New York corporation, as agent for the Lenders described therein.

Exhibit 99.3	Reaffirmation Of Co-Obligor Agreement dated as of December 15, 2004, by and among Big 5 Corp., a Delaware corporation and Big 5 Services Corp., a Virginia corporation, and The CIT Group/Business Credit, Inc., a New York corporation, as agent for the Lenders described therein.

Exhibit 99.4	Press release dated December 17, 2004, issued by Big 5 Sporting Goods Corporation.

SIGNATURES

     Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION (Registrant)
Date: December 21, 2004	By:	/s/ Charles P. Kirk
Charles P. Kirk
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 99.1	Second Amended and Restated Financing Agreement, dated as of December 15, 2004, among The CIT Group/Business Credit, Inc., as Agent and as Lender, the Lenders named therein, and Big 5 Corp. and Big 5 Services Corp.

Exhibit 99.2	Modification and Reaffirmation of Guaranty dated as of December 15, 2004 by and between Big 5 Sporting Goods Corporation, a Delaware corporation, and The CIT Group/Business Credit, Inc., a New York corporation, as agent for the Lenders described therein.

Exhibit 99.3	Reaffirmation Of Co-Obligor Agreement dated as of December 15, 2004, by and among Big 5 Corp., a Delaware corporation and Big 5 Services Corp., a Virginia corporation, and The CIT Group/Business Credit, Inc., a New York corporation, as agent for the Lenders described therein.

Exhibit 99.4	Press release dated December 17, 2004, issued by Big 5 Sporting Goods Corporation.